EXHIBIT (3)


                        POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that Alan B. Slifka and Company, Limited, whose signature appears below, constitutes and appoints James H. Schropp as attorney-in-fact and agent for the undersigned solely for the purpose of executing reports required under Sections 13 and 16 of the Securities and Exchange Act of 1934, and filing the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, thereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue hereof.





                                 ALAN B. SLIFKA AND COMPANY,
                                     LIMITED


                                  By: /s/ James Pasquarelli
                                      _____________________
                                     Name: James Pasquarelli
                                     its:  Treasurer


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